SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Synchronoss Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1594540
(State of Incorporation or Organization)	(I.R.S. Employer
Identification no.)

750 Route 202 South	08807
Suite 600
Bridgewater, New Jersey
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to	If this form relates to
the registration of a class of	the registration of a class of
securities pursuant to Section	securities pursuant to Section
12(b) of the Exchange Act and	12(g) of the Exchange Act and
is effective pursuant to	is effective pursuant to
General Instruction A.(c),	General Instruction A.(d),
please check the following	please check the following
box. ☐	box. ☒

Securities Act registration statement file number to which this form relates:	333-132080 (If Applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Each
to be so Registered	Class is to be Registered

Not Applicable	Not Applicable
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.0001 par value
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBITS

Item 1.	Description of Registrant’s Securities to be Registered.
     See the “Description of Capital Stock” section included in the Registration Statement on Form S-1 (File No. 333-132080) of Synchronoss Technologies, Inc. (the “Registrant”), initially filed with the Securities and Exchange Commission on February 28, 2006, as amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement (the “S-1 Registration Statement”), which section is hereby incorporated by reference.

Item 2.	Exhibits.

3.1*	Amended and Restated Certificate of Incorporation of the Registrant.

3.2*	Form of Restated Certificate of Incorporation of the Registrant to take effect as of the closing of the offering.

3.3*	Bylaws of the Registrant.

3.4*	Form of Amended and Restated Bylaws of the Registrant to take effect as of the closing of the offering.

4.2*	Form of Registrant’s Common Stock certificate.

4.3*	Amended and Restated Investors Rights Agreement, dated December 22, 2000, by and among the Registrant, certain stockholders and the investors listed on the signature pages thereto.

4.4*	Amendment No. 1 to Registrant’s Amended and Restated Investors Rights Agreement, dated April 27, 2001, by and among the Registrant, Registrant, certain stockholders and the investors listed on the signature pages thereto.

4.5*	Registration Rights Agreement, dated November 13, 2000, by and among the Registrant and the investors listed on the signature pages thereto.

4.6*	Amendment No. 1 to Registrant’s Registration Rights Agreement, dated May 21, 2001, by and among the Registrant, certain stockholders listed on the signature pages thereto and Silicon Valley Bank.

* Filed as an exhibit to the S-1 Registration Statement and incorporated herein by reference.
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 13, 2006	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ Stephen G. Waldis

	Name: Title:	Stephen G. Waldis President & Chief Executive Officer

EXHIBITS

Exhibit
Number	Description
3.1*	Amended and Restated Certificate of Incorporation of the Registrant.

3.2*	Form of Restated Certificate of Incorporation of the Registrant to take effect as of the closing of the offering.

3.3*	Bylaws of the Registrant.

3.4*	Form of Amended and Restated Bylaws of the Registrant to take effect as of the closing of the offering.

4.2*	Form of Registrant’s Common Stock certificate.

4.3*	Amended and Restated Investors Rights Agreement, dated December 22, 2000, by and among the Registrant, certain stockholders and the investors listed on the signature pages thereto.

4.4*	Amendment No. 1 to Registrant’s Amended and Restated Investors Rights Agreement, dated April 27, 2001, by and among the Registrant, Registrant, certain stockholders and the investors listed on the signature pages thereto.

4.5*	Registration Rights Agreement, dated November 13, 2000, by and among the Registrant and the investors listed on the signature pages thereto.

4.6*	Amendment No. 1 to Registrant’s Registration Rights Agreement, dated May 21, 2001, by and among the Registrant, certain stockholders listed on the signature pages thereto and Silicon Valley Bank.
* Filed as an exhibit to the S-1 Registration Statement and incorporated herein by reference.